UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2011 (September 27, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of President and Chief Executive Officer; Amendment to Employment Agreement

Effective September 27, 2011, Mr. William H. Hastings stepped aside from his position as President and Chief Executive Officer of Magellan Petroleum Corporation (“Company”). Mr. Hastings’ choice to step aside resulted from the decision of the Company’s Board of Directors (“Board”) to move the Company’s headquarters from Portland, Maine to Denver, Colorado.

Pursuant to the terms of a September 27, 2011 addendum to Mr. Hastings February 3, 2009 Employment Agreement with the Company (“Addendum”), Mr. Hastings remains a Director of the Company, will stand for re-election for another three-year term at the 2011 annual meeting of shareholders and will continue to serve the Company in a non-executive capacity as Senior Advisor for Business Development through at least December 13, 2013, the end of the term of his February 3, 2009 Employment Agreement (“Agreement”). As Senior Advisor for Business Development, Mr. Hastings will seek out and assist in the development of new ventures and business opportunities for the Company. Under the Addendum, Mr. Hastings receives the same compensation (currently $337,500) and benefits provided in the Agreement. The Addendum also provides that Mr. Hastings will not be required to relocate to Denver, Colorado or any other office location and permits him to work from his home office in Maine. The Addendum, however, requires Mr. Hastings to report to and work out of the Company’s office in Portland, Maine as needed while that office remains in operation and to make himself reasonably available to travel on behalf of the Company as necessary to carry out the essential functions of his new position as Senior Advisor.

Under the Addendum, the Company provides Mr. Hastings with office supplies, computer equipment and other necessary and appropriate support required to fulfill the responsibilities of his new position and reimburses Mr. Hastings for his business expenses consistent with the Company’s policies regarding business expense reimbursements. Pursuant to the Addendum, the Company and Mr. Hastings also agree that none of the changes to the terms of his employment as set forth in the Addendum provides Mr. Hastings with “Good Reason” to terminate his employment under the terms of his original Employment Agreement. The Addendum also provides for reimbursement of certain legal expenses incurred by Mr. Hastings in connection with the changes to his employment status and gives the Company, under certain circumstances, the right of first refusal to buy back shares of the Company’s common stock acquired by Mr. Hastings through the exercise of options granted to him by the Company under a February 3, 2009 Nonqualified Stock Option Award Agreement and a Nonqualified Option Performance Award Agreement of the same date (collectively, the “Option Agreements”). The Addendum also amends the Option Agreements to extend the term under which Mr. Hastings can exercise the underlying options until the later of the date provided for in the agreements or December 31, 2015 and to permit Mr. Hastings to pay some or all of the exercise price of options by surrendering to the Company shares of the Company’s common stock that he already owns at the time of exercise. The Board has authorized a corresponding amendment to the 1998 Stock Incentive Plan to permit the exercise of options through this contemplated process.

The above summary of the Addendum is qualified in its entirety by reference to the full text of the Addendum, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Appointment of New President and Chief Executive Officer

On September 27, 2011, the Board appointed J. Thomas Wilson (age 59), a Director of the Company and resident of Denver, as the Company’s new President and Chief Executive Officer. The Company and Mr. Wilson are in the process of negotiating a term sheet setting forth the material terms of

Mr. Wilson’s employment, including but not limited to his term of office. The Company and Mr. Wilson also intend to enter into a definitive employment agreement incorporating the terms of employment described in the term sheet as soon as practicable. The term sheet and the definitive employment agreement will be filed as exhibits to a subsequent current report on Form 8-K.

Experience. Mr. Wilson has served as a senior consultant to and Director of the Company since 2009. He has also served as a member of the Board’s ad hoc Business Development Committee since 2010. As a senior consultant to the Company, Mr. Wilson provided management and geologic expertise and experience in support of the principal activities of the Company’s senior management. In that capacity, Mr. Wilson led the Company in negotiating the recent agreement with Santos Limited regarding the sale of the Company’s interests in the Mereenie oil and gas field in return for all outstanding interests in the Palm Valley and Dingo gas fields in Australia and the farm out of a portion of the Company’s interest in the deeper formations of the East Poplar Unit and Northwest Poplar Field in Montana (“Poplar Field”) to VAALCO Energy.

Mr. Wilson is an entrepreneur and an investor in various oil and gas entities. He is also a veteran in the energy sector with a strong geology and international business development background. While Mr. Wilson does not currently maintain a formal business relationship outside the Company with either Young Energy Prize S.A. (“YEP”), the Company’s strategic investor, or its Chairman and Chief Executive Officer, Nikolay Bogachev, another Company Director, Mr. Wilson served as First Vice President of YEP from July 2009 to January 15, 2011. He also served on YEP’s Board from 2007 to November 2008. During the late 1990s, Mr. Wilson, in an advisory capacity, also assisted Mr. Bogachev in building value for the Khantiy Mantsisk Oil Company in partnership with Enterprise Oil (now Shell) and Marathon Oil. During the period 2003 to 2006, Mr. Wilson was also involved with developing Tambeyneftegas, possibly the first Russian LNG liquefaction project, ultimately sold to Gazprom. Earlier, he was President of Andeman International in Denver where he led development of all international projects, led new international strategy and development for Apache Corporation, and was a Project Manager for Shell Oil.

Transactions with the Company. On September 2, 2011, the Company entered into a Purchase and Sale Agreement with the members of Nautilus Technical Group LLC (“Nautilus Tech”) and Eastern Rider LLC (“ER” and the members of Nautilus Tech and ER, collectively, the “Sellers”) to acquire all of the membership interests in Nautilus Tech and ER, each a Colorado limited liability company (“Nautilus PSA”). This transaction was entered into soon prior to the farm-out of the Bakken and deeper rights in the Poplar Field to Vaalco Energy. This transaction also enabled the Company to clarify its ownership structure of the Poplar Field and anticipate potential requirements for future financings of the Poplar Field. Mr. Wilson was a member of each of Nautilus Tech and ER. As a result of the transaction, the Company acquired an additional 14.3% interest in the Poplar Field and now owns, indirectly through Nautilus Poplar, LLC (“Nautilus”) a 100% interest in the Poplar Field, aside from certain working interest owners in the Northwest Poplar Field. The Nautilus PSA gives the Company complete operational control of the property and improves its financial flexibility to develop the Poplar Field.

The Company paid $4 million in cash and issued approximately $1.8 million worth of new shares of the Company’s common stock to acquire the Sellers’ estimated combined direct and indirect 14.3% interest in the Poplar Field. The Nautilus PSA also provides for two future production payments to the Sellers. The first production payment of $2 million is payable to the Sellers when the sixty (60) day rolling average for production of the Poplar Field has reached 1,000 barrels of oil equivalent per day as set forth in Nautilus’ Reports of Production to the Board of Oil and Gas Conservation of the State of Montana (“Reports”). The second production payment in the amount of $3 million will be paid to the Sellers when the sixty (60) day rolling average for production of the Poplar Field has reached 2,000 barrels of oil equivalent per day as per the Reports. Pursuant to the transaction, Mr. Wilson received approximately $2,057,153 in cash and approximately $907,141 worth of newly issued shares of the Company’s common stock. In addition, if the production payment conditions are satisfied, Mr. Wilson will be entitled to receive up to approximately $2,571,442.

On September 2, 2011, the Company and the Sellers also entered into a Registration Rights Agreement (“RRA”), pursuant to which the Company granted to the Sellers certain registration rights with respect to the shares owned by the Sellers and issued under the Nautilus PSA and, any securities issued or distributed in connection with such shares by way of stock dividend or stock split or other distribution or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, reclassification or otherwise and any other securities into which or for which shares of any other successor securities are received in respect of any of the foregoing (“Registrable Securities”). Under the RRA, the Company agreed to pay all expenses associated with the registration of the Registrable Securities except the fees and disbursements of counsel to the Sellers. The Company also agreed to indemnify each Seller whose Registrable Securities are covered by a Registration Statement or Prospectus (each as defined in the RRA), the Seller’s officers, directors, general partners, managing members and managers, each person who controls (within the meaning of the Securities Act)) the Seller and the officers, directors, general partners, managing members and managers of each such controlling person from and against any losses, claims, damages, or liabilities, expenses, judgments, fines, penalties, charges and amounts paid in settlement, as incurred, arising out of or based on certain untrue statements of material fact or certain omissions of material facts in any applicable Registration Statement and/or certain related documents.

The Company continues to use the Nautilus Poplar office in Denver through a lease in a building owned partially by Mr. Wilson. The lease runs through February 2012. The total rent that was paid under the lease from July 1, 2010 through June 30, 2011 was $72,295. During the 2011 fiscal year, the Company also paid Mr. Wilson $144,000 for consulting services. The Company intends to lease a new office in Denver, from a non-related entity, prior to the relocation of its headquarters from Portland, Maine to Denver, Colorado.

Item 8.01 Other Events

Company Press Release

On September 28, 2011, the Company issued a press release announcing the appointment of Mr. Wilson as the Company’s new President and Chief Executive Officer and Mr. Hastings’ role change within the Company. A copy of the Company’s September 28, 2011 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement Addendum between the Company and William H. Hastings, dated as of September 27, 2011

99.1	Company press release, dated September 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ ANTOINE J. LAFARGUE
Name:	Antoine J. Lafargue
Title:	Chief Financial Officer and Treasurer

Dated: October 3, 2011

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